UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2017

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	8736-3354
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 28, 2017, Nicholas Financial, Inc. (the “Company”) executed an amendment effective June 30, 2017 to its existing $225.0 million credit facility, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The amendment exempts the Company from compliance with the interest coverage ratio requirements imposed on it by the related loan agreement with respect to the four-quarter period ended June 30, 2017. In accordance with the amendment, the interest rate for borrowings under the credit facility will remain at 2.50% for base rate revolving loans and 3.50% for LIBOR rate revolving loans – these higher rates were initially scheduled to expire June 30, 2017 in accordance with an earlier amendment to the loan agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2017, the Company entered into new employment agreements with Kevin D. Bates, Senior Vice President – Branch Operations, and Katie L. MacGillivary, Vice President – Finance and Chief Financial Officer, in each case effective July 2, 2017. Each agreement has an initial term of one year. Thereafter, the agreements automatically renew each year, unless the Company provides to the employee at least sixty days prior to expiration of the term written notification that it intends not to renew such employee’s agreement. Upon a change of control, the term of the agreements would be extended until the first anniversary of the change of control. Under the agreements, Mr. Bates’ initial base salary is $260,000 and Ms. MacGillivary’s initial base salary is $195,000, and both are entitled to participate in and receive payments from all bonus and other incentive compensation plans as may be adopted by the Company as are made available to other employees of the Company. Each agreement contains a one year non-compete provision.

Under the agreements, in the event of the termination of Mr. Bates’ or Ms. MacGillivary’s employment (i) by the Company other than for cause (as defined in the employment agreements) or (ii) by Mr. Bates or Ms. MacGillivary upon (a) a good faith determination by such employee that there has been a material breach of his or her employment agreement by the Company, (b) a material adverse change in such employee’s working conditions or status, (c) a significant relocation of such employee’s principal office, or (d) upon or within the one-year period following a change of control, a good faith determination by him or her that there has been any of the following: a breach of his or her employment agreement by the Company, any adverse change in his or her working conditions, status, authority, duties, responsibilities (including reporting other than directly to the Board of Directors) or any requirement that he or she relocate his or her principal office to a location that is more than ten miles from the location of his or her principal office immediately prior to the change of control, then such employee will be paid (subject to a Section 280G cap), a one-time, lump-sum severance payment equal to his or her annual base salary in effect at the time of such termination (or, following a change of control, the annual base salary, if higher, in effect during the 180 days prior to the change of control). If such termination of employment occurs during the one-year period following a change of control, then the employee will also receive the following benefits:

(i)	all restricted stock, restricted stock unit awards, stock options and stock appreciation rights will become fully and immediately vested;

(ii)	any performance shares, performance units or similar performance-based equity awards will be deemed earned on a pro-rated basis as if all performance requirements had been satisfied at the target level (or such higher level as would have been achieved if performance through the date of the termination of employment had continued through the end of the performance period);

(iii)	up to 18 months of benefits continuation; and

(iv)	up to $15,000 of fees and expenses of consultants and/or legal or accounting advisors.

The employment agreements with Mr. Bates and Ms. MacGillivary are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein.

As previously disclosed, Ralph T. Finkenbrink is retiring as President and Chief Executive Officer of the Company.

On July 26, 2017, the Company entered into a separation and release of claims agreement with Mr. Finkenbrink. Pursuant to the agreement, Mr. Finkenbrink will continue his employment with the Company as President and Chief Executive Officer until a new President and Chief Executive Officer commences employment with the Company, unless the Company terminates his extended employment prior to such event in its discretion. The agreement provides for continued (i) payment of base salary in accordance with Mr. Finkenbrink’s amended and restated employment agreement, dated July 2, 2015, through the date his employment terminates, provided that he will receive payment through September 30, 2017 even if terminated prior to such date, and (ii) coverage under any healthcare plan and enrollment in any benefit programs as set forth in such employment agreement or in accordance with policies for employees of the Company or its subsidiaries. In exchange, Mr. Finkenbrink agreed to non-compete restrictions ending either six months or two years after the separation date, depending on the particular restriction.

The separation and release of claims agreement is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Mr. Finkenbrink previously notified the Company of his resignation as director and Chairman of the Board effective as of the date of the Company’s 2017 Annual General Meeting of Shareholders. On July 26, 2017, Mr. Finkenbrink informed the Company that he was moving up the date of his resignation to help accommodate the addition of Adam K. Peterson to the Board. Effective July 26, 2017, Mr. Finkenbrink resigned as a member of the Board, and the Board elected Mr. Peterson as a director of the Company and appointed Robin Hastings as the Chairman of the Board.

Mr. Peterson is the managing member of The Magnolia Group, LLC, which serves as the general partner of Magnolia Capital Fund, LP (“Magnolia”). As disclosed in its Schedule 13D/A filed on July 31, 2017, Magnolia held 1,412,853 shares of the Company’s common stock (the “Common Stock”) as of such date, representing a beneficial ownership of approximately 18.1% of the issued and outstanding shares of Common Stock.

Mr. Peterson is entitled to receive the same compensation for his services on the Board as other non-employee directors of the Company, as described in the Company’s proxy statement for its 2017 Annual General Meeting, filed on July 28, 2017. Mr. Peterson was awarded 282 shares of restricted stock under the Nicholas Financial, Inc. 2015 Omnibus Incentive Plan upon his appointment to the Board. Such shares will vest on September 7, 2017.

As previously disclosed, Todd Pfister will not be standing for reelection as a director at the upcoming 2017 Annual General Meeting of Shareholders. The Board has nominated Jeremy Q. Zhu to replace Mr. Pfister as director commencing on the date of such meeting.

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, constitute forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on the date hereof and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Forms 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 6, dated as of June 30, 2017, to Second Amended and Restated Loan and Security Agreement, dated as of January 12, 2010, by and among Nicholas Financial Inc., a Florida corporation, Bank of America, N.A., as agent, and each of the Lenders parties thereto.

10.2	Employment Agreement between Nicholas Financial, Inc. and Kevin D. Bates.

10.3	Employment Agreement between Nicholas Financial, Inc. and Katie L. MacGillivary.

10.4	Separation and Release of Claims Agreement between Nicholas Financial, Inc. and Ralph T. Finkenbrink.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: August 1, 2017	/s/ Katie L. MacGillivary
Katie L. MacGillivary
Vice President, Chief Financial Officer
(Principal Financial Officer and Accounting Officer)